EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Ordinary Shares, nominal value TRY 0.20 per share, of D-MARKET Electronic Services & Trading, a company organized under the laws of Turkey, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.
The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13G and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.
This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.
IN WITNESS WHEREOF, the undersigned have executed this Agreement as of December 2, 2025.

VR Global Partners, L.P.

By:  VR Advisory Services Ltd, its general partner

By: /s/ Emile du Toit
Name:           Emile du Toit
Title:             Authorized Person

VR Advisory Services Ltd

By: /s/ Emile du Toit
Name:           Emile du Toit
Title:             Authorized Person

VR Capital Participation Ltd.

By: /s/ Emile du Toit
Name:           Emile du Toit
Title:             Authorized Person

VR Capital Group Ltd.

By: /s/ Emile du Toit
Name:           Emile du Toit
Title:             Authorized Person

VR Capital Holdings Ltd.

By: /s/ Emile du Toit
Name:           Emile du Toit
Title:             Authorized Person

/s/ Richard Deitz
Richard Deitz